Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this **"Amendment"**) is made as of July 10, 2014, with an effective date of February 12, 2014, by and between **PARK ELECTROCHEMICAL CORP.**, a New York corporation (the "**Parent Company**"), and any of its Subsidiaries that hereafter join this Agreement as Borrowers (with the Parent Company, each a "**Borrower**" and collectively, the "**Borrowers**"), each of the **GUARANTORS** (as hereinafter defined) party hereto, and **PNC BANK, NATIONAL ASSOCIATION** (the **"Bank"**).

BACKGROUND

A. The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the **"Loan Documents"**) which evidence or secure some or all of the Borrower's obligations to the Bank for one or more loans or other extensions of credit (the **"Obligations"**).

B. The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower's existing and future Obligations to the Bank, as modified by this Amendment.

4. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5. To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys' fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank's office indicated in the Loan Documents is located, excluding its conflict of laws rules.

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9. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). **The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial or arbitration provisions contained in the Loan Documents.**

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

BORROWER:

WITNESS / ATTEST:

PARK ELECTROCHEMICAL CORP.

Print Name: Stephen E. Gilhuley
Title: Executive Vice President and Secretary

By: ______________________ (SEAL)

Print Name: P. Matthew Farabaugh
Title: Vice President and Chief Financial Officer

PRN 909804

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:____
(SEAL)

Print Name: Virginia Alling
Title: Managing Director

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF JULY 10, 2014
WITH AN EFFECTIVE DATE OF FEBRUARY 12, 2014

A. The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1. Amended and Restated Credit Agreement, dated February 12, 2014.

2. Revolving Credit Note in the amount of $106,000,000, amended and restated on February 12, 2014.

3. All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B. The Loan Documents are amended as follows:

Clause (B) of Section 8.2.15 [Minimum Domestic Liquid Assets; Quick Ratio] of the Amended and Restated Credit Agreement referred to above is hereby amended and restated in its entirety to read as follows:

"(B) they and their consolidated Subsidiaries shall maintain, on a consolidated basis (i) cash plus marketable securities plus accounts receivable, divided by (ii) current liabilities, to be calculated as of the end of each fiscal quarter, beginning with the fiscal quarter first ending after the Closing Date and continuing thereafter, in excess of (a) 8.50 to 1.00 for the period from the Closing Date to and including August 31, 2014, (b) 8.00 to 1.00 for the period from September 1, 2014 to and including November 30, 2014, (c) 8.50 to 1.00 for the period from December 1, 2014 to and including February 28, 2016, (d) 8.00 to 1.00 for the period from February 29, 2016 to and including May 29, 2016, (e) 8.50 to 1.00 for the period from May 30, 2016 to and including November 27, 2016, and (f) 3.25 to 1.00 for all periods thereafter."

C. Conditions to Effectiveness of Amendment: The Bank's willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1. Execution by all parties and delivery to the Bank of this Amendment, including the attached Consent(s).

2. Payment by the Borrower to the Bank of an amendment fee in the amount of 5 basis points of the maximum amount of the Revolving Credit Commitment, and reimbursement of the fees and expenses of the Bank's outside and in-house counsel in connection with this Amendment.

CONSENT OF GUARANTORS

Each of the undersigned guarantors (jointly and severally if more than one, the "**Guarantor**") consents to the provisions of the foregoing Amendment and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor's obligations under its Guaranty and Suretyship Agreement dated as of January 30, 2013 (collectively if more than one, the "**Guaranty**"), relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor's existing and future Obligations to the Bank, as modified by this Amendment.

By signing below, each Guarantor who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Guarantor's personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account. A photocopy or facsimile copy of this authorization shall be valid as the original. By signature below, each such Guarantor affirms his/her identity as the respective individual(s) identified in the Guaranty.

The Guarantor ratifies and confirms the indemnification provisions contained in the Guaranty.

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WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

GUARANTORS:

ATTEST:

NELCO PRODUCTS, INC.

____
Print Name: Stephen E. Gilhuley
Title: Secretary

By: __________________________ (SEAL)
Print Name: P. Matthew Farabaugh
Title: Treasurer

ATTEST:

NELTEC, INC.

____
Print Name: Stephen E. Gilhuley
Title: Secretary

By: __________________________ (SEAL)
Print Name: P. Matthew Farabaugh
Title: Treasurer

ATTEST:

PARK AEROSPACE TECHNOLOGIES CORP.

____
Print Name: Stephen E. Gilhuley
Title: Secretary

By: __________________________ (SEAL)
Print Name: P. Matthew Farabaugh
Title: Treasurer